Exhibit 99.1

Contact: Sherry Hill, Investor Relations

Telephone: (408) 542-1080

Facsimile:   (408) 542-1405

sherry. hill@catsemi.com

Catalyst Semiconductor Reports Fiscal 2009

First Quarter Results

•	Net Revenues Increase by 6% QOQ.

•	Analog/Mixed-Signal Revenues remain flat at $2.7 Million QOQ.

•	GAAP EPS of $0.03 in Q1 FY ‘09 vs. $0.05 in Q4 FY ‘08 and $0.04 in Q1 FY’ 08.

•	Non-GAAP EPS remains flat at $0.07 QOQ and up $0.01 YOY.

•	Announced acquisition of Catalyst by ON Semiconductor in an all-stock transaction.

Note: QOQ refers to Quarter-Over-Quarter, YOY refers to Year-Over-Year, and FY refers to Fiscal Year.

SANTA CLARA, Calif., August 28, 2008 – Catalyst Semiconductor, Inc. (NASDAQ:CATS), a supplier of analog mixed-signal and non-volatile memory semiconductors used in telecommunications, networking systems, computers, automotive, industrial and consumer markets, today reported financial results for its first quarter of fiscal year 2009, ended July 27, 2008 (“Q1 FY ‘09”).

Total net revenues increased 6.3% in Q1 FY ‘09 to $18.6 million from $17.5 million in Q4 FY ‘08, with the majority of the increase coming from the sale of memory products. Total net revenues decreased by 6.2% compared to Q1 FY ‘08 revenues of $19.9 million.

Net revenues from analog/mixed-signal products were $2.7 million, representing 14.7% of net revenues in Q1 FY ‘09. This was flat compared to net revenues from analog/mixed-signal products in Q4 FY ‘08 and Q1 FY ‘08, representing 15.5% and 13.4%, respectively, of total net revenues.

The gross margin percentage for Q1 FY ‘09 was 38.4%, compared with 39.6% in Q4 FY ‘08 and 36.2% in Q1 FY ‘08. The decline in gross margin percentage compared to the fourth quarter was primarily due to a higher percentage of revenues from memory products.

Net income for Q1 FY ‘09 was $489,000, or $0.03 per diluted share, down from $820,000, or $0.05 per diluted share in Q4 FY ‘08 and $720,000, or $0.04 per diluted share in Q1 FY ‘08.

Excluding after-tax FAS 123R stock-based compensation charges of $599,000, and after-tax M&A related expenses of $115,000, net income on a non-GAAP basis for Q1 FY ‘09 was $1.2 million, or $0.07 per diluted share, compared with non-GAAP net income of $1.2 million, or $0.07 per diluted share for Q4 FY ‘08, and non-GAAP net income of $1.1 million, or $0.06 per diluted share for Q1 FY ‘08. A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.

Management Comments

“Given the current economic climate, we were satisfied with our overall performance during the first quarter,” said Gelu Voicu, Catalyst’s president and chief executive officer.

“We capped off the quarter on July 16 with the signing of a definitive agreement to merge with ON Semiconductor,” Mr. Voicu continued. “ON Semiconductor’s global sales channels and customer base will give us the size and scale needed to expand R&D and further penetrate the automotive, consumer and industrial markets. We are very excited about this new partnership and believe the combined company will become a strong leader in the non-volatile memory and analog/mixed-signal arenas, enabling us to grow and support a deeper customer base and increase shareholder value.”

Other highlights of Q1 FY ‘09 include the introduction of three new products: a voltage supervisor incorporating our patented Quantum Charge Programmable™ Technology, an ultra-low standby power I/O expander for battery-powered and “green” systems applications, and a 16-channel LED driver/blinker for the rapidly growing LED-based signage and industrial equipment markets.

Proposed Merger With ON Semiconductor

On July 17, 2008 we announced that we had signed a definitive agreement to merge with ON Semiconductor in an all-stock transaction in which Catalyst stockholders will receive 0.706 shares of ON Semiconductor common stock for each share of Catalyst common stock they own. At the time of the announcement, the proposed transaction represented an equity value of approximately $115 million and an enterprise value of approximately $85 million.

The transaction is subject to the approval of stockholders of Catalyst Semiconductor, as well as other customary conditions. The proposed transaction is expected to close during the fourth calendar quarter of 2008.

About Catalyst Semiconductor

Headquartered in Santa Clara, California, Catalyst Semiconductor designs and markets analog, mixed-signal and non-volatile memory products, including Digitally Programmable Potentiometers (DPP™), white and color LED drivers, DC/DC converters, LDO regulators, voltage supervisors, bus expanders, serial and parallel EEPROMs, Flash and NVRAM. Many of Catalyst’s products incorporate the Company’s Quantum Charge Programmable™ technology, to deliver Adaptive Analog™ products, which offer a new level of customer flexibility, lower power and smaller die size. Catalyst products are used in telecommunications, computer, automotive, industrial and consumer markets. Typical applications include LCD displays, automotive lighting, optical networks, printers, modems, wireless LANs, network cards, DIMM modules, cellular telephones, navigation systems, set-top boxes and Internet routers. www.catsemi.com.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and Catalyst Semiconductor, Inc. (“Catalyst Semiconductor”) and the future financial performance of Catalyst Semiconductor. These forward-looking statements are based on information available to ON and Catalyst Semiconductor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or Catalyst Semiconductor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the transaction does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings, and Catalyst Semiconductor’s Annual Report on Form 10-K as filed with the SEC on July 3, 2008, Amendment No.1 to Annual Report on Form 10-K/A as filed with the SEC on August 14, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Catalyst Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON’s or Catalyst Semiconductor’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Additional Information and Where to Find It

In connection with the proposed transaction involving ON and Catalyst Semiconductor, ON has filed with the SEC a Registration Statement on Form S-4 containing a Proxy Statement of Catalyst Semiconductor and a Prospectus of ON. The definitive Proxy Statement/ Prospectus will be mailed to stockholders of Catalyst Semiconductor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by ON and Catalyst Semiconductor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate website at www.onsemi.com, or from Catalyst Semiconductor by directing a request to Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, CA 94054, Attention: Investor Relations (telephone: (408)-542-1000) or going to Catalyst Semiconductor’s corporate website at www.catsemi.com.

ON and Catalyst Semiconductor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 4, 2008, and a Current Report on Form 8-K filed by ON with the SEC on March 17, 2008. Information regarding Catalyst Semiconductor’s directors and executive officers is contained in Catalyst Semiconductor’s Form 10K/A that was filed with the SEC on August 14, 2008. Additional information regarding the interests of such potential participants is included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC.

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CATALYST SEMICONDUCTOR, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 27, 2008	April 27, 2008
ASSETS
Current assets:
Cash and short-term investments	$27,454	$29,625
Accounts receivable, net	11,399	10,471
Inventories	15,289	13,174
Other assets	1,878	1,645

Total current assets	56,020	54,915
Property and equipment, net	11,189	11,595
Deferred tax and other assets	4,767	5,076

Total assets	$71,976	$71,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,261	$9,293
Accrued expenses	2,003	2,680
Deferred gross profit on shipments to distributors	1,887	2,127

Total current liabilities	13,151	14,100
Other non-current liabilities	168	166

Total liabilities	13,319	14,266
Total stockholders’ equity	58,657	57,320

Total liabilities and stockholders’ equity	$71,976	$71,586

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	July 27, 2008	April 27, 2008	July 29, 2007
Net revenues	$18,621	$17,523	$19,856
Cost of revenues	11,466	10,583	12,674

Gross profit	7,155	6,940	7,182
Operating expenses:
Research and development	2,158	2,341	2,103
Selling, general and administrative	4,402	3,832	4,337

Income from operations	595	767	742
Interest income, net	117	231	429

Income before income taxes	712	998	1,171
Income tax provision	223	178	451

Net income	$489	$820	$720

Net income per share:
Basic	$0.03	$0.05	$0.04

Diluted	$0.03	$0.05	$0.04

Weighted average common shares:
Basic	15,355	16,150	16,334

Diluted	16,410	17,176	17,390

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

AND NET INCOME PER SHARE

(UNAUDITED)

(In thousands, except per share data)

	Three Months Ended
	July 27, 2008	April 27, 2008	July 29, 2007
GAAP Net Income	$489	$820	$720
Equity based compensation expense under SFAS No. 123(R), net of tax (Note 1)	599	346	351
Proposed merger activities, net of tax (Note 2)	115	—	—

Non-GAAP Net Income	$1,203	$1,166	$1,071

Non-GAAP Net Income Per Share
Basic	$0.08	$0.07	$0.07
Diluted	$0.07	$0.07	$0.06
Shares Used in Net Income Per Share
Basic	15,355	16,150	16,334
Diluted	16,636	17,424	17,793

These adjustments reconcile Catalyst’s GAAP results of operations to the reported non-GAAP results of operations. Catalyst believes that presentation of net income and net income per share excluding non-cash equity-based compensation and non-recurring professional service expense, as more fully described in Notes (1) and (2) below, provides meaningful supplemental information to investors, as well as management, which is indicative of Catalyst’s core operating results and facilitates comparison of operating results across multiple reporting periods. Catalyst uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Professional service fees in connection with the proposed merger transaction are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations.

This non-GAAP measure should not be viewed as a substitute for Catalyst’s GAAP results, and may be different than non-GAAP measures used by other companies.

Note (1):

For the three months ended July 27, 2008, non-cash equity based compensation was $767,000, allocated as follows: $14,000 to Cost of Revenues, $311,000 to Research and Development and $442,000 to Sales, General and Administrative expense.

For the three months ended April 27, 2008, non-cash equity based compensation was $439,000, allocated as follows: $13,000 to Cost of Revenues, $169,000 to Research and Development and $257,000 to Sales, General and Administrative expense.

For the three months ended July 29, 2007, non-cash equity based compensation was $451,000, allocated as follows: $13,000 to Cost of Revenues, $120,000 to Research and Development and $318,000 to Sales, General and Administrative expense.

Note (2):

On July 17, 2008 the Company announced that it had signed a definitive agreement to merge with ON Semiconductor in an all-stock transaction, which is subject to the approval of stockholders of Catalyst Semiconductor, as well as customary regulatory approvals. The proposed merger transaction is expected to close during the fourth calendar quarter of 2008.

For the quarter ended July 27, 2008, approximately $179,000 ($115,000, net of tax) of non-recurring professional fees for investment banking and legal services are included in Selling, General and Administrative expense.